Exhibit 5.1


                                  June 11, 1999




Resource Bankshares Corporation
3720 Virginia Beach Boulevard
Virginia Beach, Virginia 23452

      Re:   Amended and Restated 1996 Long-Term Incentive Plan

Dear Sirs:

      In connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 150,000 shares of Common Stock, par value $1.50 per share, of Resource Bankshares Corporation (the "Company"), which may be issued pursuant to the terms of the Company's Amended and Restated 1996 Long-Term Incentive Plan (the "Plan"), we hereby advise you that it is our opinion that upon issuance pursuant to the terms of the Plan, the shares of Common Stock which may be issued pursuant thereto will be validly issued, fully paid and nonassessable.

      We hereby consent to use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,


                                    /s/ Kaufman & Canoles, P.C.
                                    Kaufman & Canoles, P.C.


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